UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.                      )

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PACE® Select Advisors Trust
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Information Statement

PACE® Select Advisors Trust

PACE® Large Co Value Equity Investments

PACE® International Equity Investments

1285 Avenue of the Americas
New York, New York 10019-6028

December 2, 2013

Dear Shareholder,

UBS Global Asset Management (Americas) Inc. ("UBS Global AM"), the manager of PACE Large Co Value Equity Investments and PACE International Equity Investments (each a "Fund", and together, the "Funds"), selects investment advisors for the Funds, portfolios of PACE Select Advisors Trust (the "Trust"), subject to approval of the board of trustees (the "Board" or "Trustees") of the Trust. A significant service you receive with the Funds is the on-going review and due diligence by UBS Global AM of the Funds' investment advisors. We are pleased to inform you that, at the recommendation of UBS Global AM, the Trust's Board has appointed Los Angeles Capital Management and Equity Research, Inc. ("Los Angeles Capital") to serve as a new, additional investment advisor to the Funds. Los Angeles Capital assumed investment advisory responsibility with respect to a portion of PACE Large Co Value Equity Investments' portfolio on September 11, 2013 and with respect to a portion of PACE International Equity Investments' portfolio on September 13, 2013. In addition, at the recommendation of UBS Global AM, the Trust's Board has terminated J.P. Morgan Investment Management Inc. ("J.P. Morgan") as investment advisor to

S1540

PACE International Equity Investments, with respect to its Research Enhanced Index strategy mandate (J.P. Morgan still manages a separate sleeve of the Fund, under a separate sub-advisory contract), effective as of the close of business on September 13, 2013.

Institutional Capital LLC, Pzena Investment Management, LLC and Robeco Investment Management, Inc. continue to serve as investment advisors to PACE Large Co Value Equity Investments, and J.P. Morgan (with respect to its Europe, Australasia and Far East Opportunities ("EAFE Opportunities") strategy), Chautauqua Capital Management, LLC and Mondrian Investment Partners Limited continue to serve as investment advisors to PACE International Equity Investments. Each investment advisor is responsible for managing a separate portion of the relevant Fund's assets, as allocated by UBS Global AM and overseen by the Board, with each employing different investment strategies, as discussed in each Fund's prospectus. The relative value of each investment advisor's share of the relevant Fund's assets may change over time.

Please note that this transaction does not require a shareholder vote. Therefore, we are not asking you for a proxy, and you are requested not to send us a proxy. The purpose of this document is to provide you with additional information about these changes that we are required to make available to you.

Information regarding the PACESM Select Advisors Program

The PACE Select Advisors Program ("PACE Program") and the Trust are designed to assist you in devising an asset allocation strategy to meet your individual needs. Through the PACE Program, UBS Financial Services Inc. combines its ability to evaluate your investment objectives and risk tolerance, based on information that you provide, with professional investment advice and provides a suggested allocation of your assets among the portfolios of the Trust that conforms to the evaluation of those tolerances and objectives. Class P shares of the Trust are offered through the PACE Program; other share classes are offered to investors not participating in the PACE Program.

Pursuant to an investment management and administration agreement with the Trust ("Management Agreement"), UBS Global AM manages the investment operations of the Trust, administers the Trust's affairs, and is responsible for the selection, subject to review and approval by the Board, of the investment advisors for each of the portfolios of the Trust (other than PACE® Money Market Investments), including the Funds. UBS Global Asset Management (US) Inc. ("UBS Global AM (US)"), an affiliate of UBS Global AM, serves as the distributor of each portfolio's shares under a distribution contract that requires UBS Global AM (US) to use its best efforts to sell each portfolio's shares. Pursuant to an agreement with UBS Global AM (US), UBS Financial Services Inc. also serves as a dealer for the portfolios' shares. As of September 30, 2013, UBS Global AM had approximately $159 billion in assets under management. UBS Global AM is an indirect, wholly-owned asset management subsidiary of UBS AG and a member of the UBS Global Asset Management Division, which had approximately $642 billion in assets under management worldwide as of September 30, 2013. UBS AG is an internationally diversified organization headquartered in Zurich and Basel, Switzerland with operations in many areas of the financial services industry. The principal business office of UBS Global AM is located at 1285 Avenue of the Americas, New York, New York 10019-6028. The principal business office of UBS Financial Services Inc. is located at 1285 Avenue of the Americas, New York, New York 10019-6028.

PACE Large Co Value Equity Investments
PACE International Equity Investments

Background

In connection with its duties as the investment manager for the Trust, pursuant to the Management Agreement, UBS Global AM reviews and evaluates the Trust's investment advisors on an ongoing basis. At a meeting held on July 16-17, 2013 and pursuant to UBS Global AM's recommendation, the Board approved Los Angeles Capital as a new investment advisor for the Funds and approved corresponding investment sub-advisory agreements between UBS Global AM and Los Angeles Capital (each a "Sub-Advisory Agreement", and together, the "Sub-Advisory Agreements"). Los Angeles Capital assumed investment advisory responsibility with respect to a separate portion ("Allocated Portion") of PACE Large Co Value Equity Investments' portfolio effective September 11, 2013, and with respect to an Allocated Portion of the PACE International Equity Investments' portfolio effective September 13, 2013.

The Trustees determined to initially approve the Sub-Advisory Agreements after a thorough analysis of the proposed services to be provided by Los Angeles Capital. The material factors considered by the Trustees in approving the Sub-Advisory Agreements are set forth below under "Trustees' considerations."

Investment strategies of Los Angeles Capital and certain related risks

In managing its Allocated Portion of each Fund, Los Angeles Capital employs a "long/short" or "130/30" equity strategy. Los Angeles Capital buys securities "long" that it believes will outperform the market or decrease portfolio risk, and sells securities "short" that it believes will underperform the market. When Los Angeles Capital sells a security short, it may invest the proceeds from that sale in additional securities. (For example, if Los Angeles Capital were responsible for $100 of Fund assets, it may take traditional long positions in equity securities with the full $100, borrow and sell short $30 of equity securities, and also invest long the $30 received upon the initial short sale, resulting in long/short equity exposure, as percentages of its assets, of "130/30".) Los Angeles Capital uses a proprietary quantitative model that includes fundamental data inputs for a universe of global equity securities and, through the use of statistical tools, estimates expected returns based on each security's risk characteristics and the expected return to each characteristic in the current market environment. Security weights, both long and short, are assigned through an integrated optimization process which identifies the portfolio with the highest expected return for an acceptable level of risk. For PACE International Equity Investments, Los Angeles Capital also employs monitoring tools and certain additional constraints to ensure compliance with global short sale regulations. The portfolio is rebalanced periodically using the quantitative model. Los Angeles Capital seeks to generate incremental investment returns above the Fund's applicable benchmark, while attempting to control investment risk relative to the benchmark.

While Los Angeles Capital does not set price targets or valuation constraints, it will sell or short sell a security if it no longer has the desired risk characteristics, or if there are concerns about a particular company's merits. As economic conditions change and investor risk preferences evolve, Los Angeles Capital's forecasts will change accordingly. Los Angeles Capital closely monitors its short positions and borrowing costs. In addition, Los Angeles Capital will ordinarily seek to almost fully invest its Allocated Portion of each Fund.

Leverage risk associated with financial instruments and practices: The use of certain financial instruments, including derivatives used for investment (non-hedging) purposes, and the engagement in certain practices, such as the investment of proceeds received in connection with short sales, to increase potential returns may cause each Fund to be more volatile than if it had not been leveraged. The use of leverage may also accelerate the velocity of losses and can result in losses to a Fund that exceed the amount originally invested.

Short sales risk: There are certain unique risks associated with the use of short sales strategies. When selling a security short, an investment advisor will sell a security it does not own at the then-current market price and then borrow the security to deliver to the buyer. A Fund is then obligated to buy the security on a later date so it can return the security to the lender. Short sales therefore involve the risk that the Fund will incur a loss by subsequently buying a security at a higher price than the price at which the Fund previously sold the security short. This would occur if the securities lender required the Fund to deliver the securities the Fund had borrowed at the commencement of the short sale and the Fund was unable to either purchase the security at a favorable price or to borrow the security from another securities lender. If this occurs at a time when other short sellers of the security also want to close out their positions, a "short squeeze" can occur. A short squeeze occurs when demand is greater than supply for the security sold short. Moreover, because a Fund's loss on a short sale arises from increases in the value of the security sold short, such loss, like the price of the security sold short, is theoretically unlimited. By contrast, a Fund's loss on a long position arises from decreases in the value of the security and therefore is limited by the fact that a security's value cannot drop below zero. The risks associated with short sales increase when the Fund invests the proceeds received upon the initial sale of the security, because the Fund can suffer losses on both the short position and the long position established with the short sale proceeds. It is possible that the Fund's securities held long will decline in value at the same time that the value of the securities sold short increases, thereby increasing the potential for loss.

New Sub-Advisory Agreements

Under each Sub-Advisory Agreement, subject to the supervision and direction of the Trustees and review by UBS Global AM and any written guidelines adopted by the Board or UBS Global AM, Los Angeles Capital will provide a continuous investment program for each Fund (or any Allocated Portion thereof) including investment research and discretionary management with respect to all securities and investments and cash equivalents, and make decisions with respect to, and place orders for, all purchases and sales of each Fund's investments for its

Allocated Portion, all in accordance with the Fund's investment objectives, policies and restrictions as stated in the Trust's currently effective registration statement under the Investment Company Act of 1940, as amended (the "Investment Company Act").

Under each Sub-Advisory Agreement, Los Angeles Capital will bear all expenses incurred by it in connection with its services to its Allocated Portion, but Los Angeles Capital will not be responsible for any expenses incurred by the Trust, the applicable Fund or UBS Global AM.

For the services provided and the expenses assumed by Los Angeles Capital pursuant to each Sub-Advisory Agreement, UBS Global AM (not the Funds), will pay to Los Angeles Capital a fee, computed daily and payable monthly, based on an annual percentage of the average daily net assets of its Allocated Portion of the applicable Fund.

Each Sub-Advisory Agreement will remain in effect for two years after its effective date and will continue thereafter for successive periods of twelve months, provided that its continuance is approved at least annually (i) by a vote of a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act) of the Trust ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the applicable Fund.

Each Sub-Advisory Agreement provides for termination, without payment of any penalty, by vote of the Board or by a vote of a majority of the Fund's outstanding voting securities on 30 days' written notice to Los Angeles Capital. UBS Global AM also may terminate each Sub-Advisory Agreement, without payment of any penalty: (i) upon 120 days' written notice to Los Angeles Capital; (ii) upon material breach by Los Angeles Capital of any of the representations, warranties and agreements contained in the Sub-Advisory Agreement; or (iii) immediately if, in the reasonable judgment of UBS Global AM, Los Angeles Capital becomes unable to discharge its duties and obligations under the Sub-Advisory Agreement, including circumstances such as financial insolvency or other circumstances that could adversely affect the Fund. Each Sub-Advisory Agreement provides that Los Angeles Capital may terminate the Sub-Advisory Agreement, without payment of any penalty, on 120 days' written notice to UBS Global AM. Each Sub-Advisory Agreement terminates automatically in the event of its "assignment," as defined in the Investment Company Act, or upon termination of the applicable Fund's Management Agreement with UBS Global AM.

As described below under "Additional information—SEC exemptive order," UBS Global AM has received an exemptive order from the US Securities and Exchange Commission ("SEC") enabling it to enter into an investment sub-advisory agreement with an investment advisor that has not been approved by a vote of the majority of the outstanding voting securities of a portfolio if certain conditions are met.

Each Sub-Advisory Agreement provides that Los Angeles Capital shall not be liable to UBS Global AM for any error of judgment or mistake of law or for any loss suffered by the applicable Fund, the Trust or its shareholders or by UBS Global AM in connection with the matters to which the Sub-Advisory Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under the Sub-Advisory Agreement.

Trustees' considerations

Background—At a meeting of the Board on July 16-17, 2013, the members of the Board, including the Independent Trustees, considered and approved the proposed separate Sub-Advisory Agreements between UBS Global AM and Los Angeles Capital with respect to the Funds. Management discussed with the Board its proposals: (1) to reduce the allocation to Institutional Capital LLC ("ICAP") and Pzena Investment Management, LLC ("Pzena") and reallocate this portion of assets managed by ICAP and Pzena to Los Angeles Capital for PACE Large Co Value Equity Investments and (2) to terminate J.P. Morgan's Research Enhanced Indexed strategy sub-advised sleeve, reduce J.P. Morgan's EAFE Opportunities strategy sub-advised sleeve and reallocate these portions of assets managed by J.P. Morgan to Los Angeles Capital for PACE International Equity Investments. In considering the approval of the Sub-Advisory Agreements, the Board was able to draw on its knowledge of the Trust, its portfolios and UBS Global AM. The Board recognized its familiarity with UBS Global AM and the investment management and sub-advisory arrangements for this and the other portfolios of the Trust, including the extensive materials the Board was receiving in connection with the annual reconsideration of the contracts for all of the portfolios at the same July 2013 meeting. The Board also received memoranda from UBS Global AM discussing UBS Global AM's reasons for recommending Los Angeles Capital as an investment advisor to the Funds.

In its consideration of the approvals of the Sub-Advisory Agreements, the Board considered the following factors:

Nature, extent and quality of the services under the Sub-Advisory Agreements—The Board's evaluation of the services to be provided by Los Angeles Capital to the Funds took into account the Board's knowledge and familiarity gained as board members of funds in the UBS New York fund complex, including the Trust and its portfolios. The Board considered management's reasons for recommending Los Angeles Capital as an additional investment advisor to each Fund, including its belief that Los Angeles Capital's dynamic, quantitative factor-based approach to investing represents a unique and additional alpha source and is expected to improve the risk-adjusted returns of each Fund. The Board also received materials from Los Angeles Capital detailing its investment philosophy and met with representatives of Los Angeles Capital at its May 2013 board meeting, who discussed with the Board their investment philosophies and process and the backgrounds and qualifications of the portfolio management team. The Board concluded that, overall, it was satisfied with the nature, extent and quality of services expected to be provided to each Fund under the proposed Sub-Advisory Agreement.

Sub-Advisory fees—The Board reviewed and considered the proposed contractual sub-advisory fees to be payable by UBS Global AM to Los

Angeles Capital for each of the two Funds in light of the nature, extent and quality of the sub-advisory services anticipated to be provided by Los Angeles Capital. The Board noted that the proposed contractual sub-advisory fee to be paid by UBS Global AM for each Fund was in line with the sub-advisory fees paid by UBS Global AM to the Fund's current sub-advisors. Management proposed that any savings resulting from the overall blended sub-advisory fee be shared, in part, with shareholders. The Board determined that the proposed sub-advisory fee for each Fund was reasonable in light of the nature, extent and quality of the services proposed to be provided to the Fund under the Sub-Advisory Agreement.

Fund performance—The Board received and considered composite performance information provided by Los Angeles Capital. The Board also noted that, as Los Angeles Capital would be a new investment advisor to each Fund, the current performance of each Fund was not a significant factor in the consideration of the approval of the Sub-Advisory Agreements.

Advisor profitability—Profitability of Los Angeles Capital or its affiliates or UBS Global AM or its affiliates in providing services to each Fund was not a significant factor considered by the Board, as the sub-advisory fee would be paid by UBS Global AM out of the management fee paid to it by each Fund, and not by the Fund.

Economies of scale—The Board noted that, as the sub-advisory fee for each Fund would be paid by UBS Global AM, not by the Fund, consideration of economies of scale with respect specifically to the sub-advisory fee was not relevant.

Other benefits to Los Angeles Capital—The Board was informed by management that Los Angeles Capital's relationship with the Funds would be limited to its provision of sub-advisory services to the Funds and that therefore management believed that Los Angeles Capital would not receive tangible ancillary benefits as a result of its relationship with the Funds, with the exception of possible benefits from soft dollars (e.g., research credits related to transaction commissions) for the Funds (which would also potentially benefit the Funds). The Board recognized that Los Angeles Capital could receive intangible benefits from its association with the Funds, such as increased name recognition or publicity from being selected as an investment advisor to the Funds after an extensive review process. Similarly, the Funds could benefit from having an investment advisor with an established or well-regarded reputation.

In light of all of the foregoing, the Board approved the proposed Sub-Advisory Agreement for each Fund. No single factor reviewed by the Board was identified by the Board as the principal factor in determining whether to approve the Sub-Advisory Agreements. The Independent Trustees were advised by separate independent legal counsel throughout the process.

Additional information

SEC exemptive order

In October 2012, UBS Global AM and the Trust received an amended exemptive order ("Amended Order") from the SEC exempting them from certain provisions of the Investment Company Act. Specifically, the Amended Order permits the Trust and UBS Global AM, so long as certain conditions are satisfied, to enter into an investment sub-advisory agreement with an investment advisor that has not been approved by a vote of the majority of the outstanding voting securities of a portfolio. The Amended Order generally requires that shareholders of each affected portfolio be notified of an investment sub-advisory agreement that has been entered into within 90 days of the effectiveness of the investment sub-advisory agreement, and that the portfolio make available to shareholders information similar to that which would have been included in a proxy statement to shareholders.

Additional information about UBS Global AM, UBS Global AM (US) and UBS AG

UBS Global AM, a Delaware corporation, is the manager and administrator of the Funds. UBS Global AM (US), a Delaware corporation, serves as the principal underwriter of the Funds. UBS Global AM's principal business office is located at 1285 Avenue of the Americas, New York, New York 10019-6028. UBS Global AM (US) is located at 1285 Avenue of the Americas, New York, New York 10019-6028. UBS Global AM and UBS Global AM (US) are indirect wholly-owned subsidiaries of UBS AG. UBS Global AM is a member of the UBS Global Asset Management Division, which had approximately $642 billion in assets under management worldwide as of September 30, 2013 and is an investment advisor registered with the SEC. UBS AG is an internationally diversified organization with headquarters in Zurich and Basel, Switzerland with operations in many areas of the financial services industry. As of September 30, 2013, UBS Global AM had approximately $159 billion in assets under management.

Additional information about Los Angeles Capital

Los Angeles Capital is located at 11150 Santa Monica Boulevard, Suite 200, Los Angeles, California, 90025, and has been in the investment management business since 2002. Los Angeles Capital is a registered investment adviser and, as of September 30, 2013, it had approximately $12.8 billion in assets under management. Los Angeles Capital uses a team approach in managing its Allocated Portion of each Fund's portfolio. Thomas D. Stevens, CFA, Hal W. Reynolds, CFA, and Daniel E. Allen, CFA, share authority and responsibility for research and the day-to-day management of its Allocated Portion of each Fund's portfolio. Thomas D. Stevens and Hal W. Reynolds have controlling ownership interests in Los Angeles Capital.

Thomas D. Stevens, CFA, Chairman and Principal, co-founded Los Angeles Capital in 2002. He is responsible for setting the firm's strategic goals and is also an integral member of the firm's Portfolio Management team. He has worked in investment management and has managed portfolios since 1976. Hal W. Reynolds, CFA, Chief Investment Officer and Principal, co-founded Los Angeles Capital in 2002. He oversees Los Angeles Capital's investment process and works closely with Los Angeles Capital's Director of Research to enhance elements of the stock selection, portfolio construction and trading processes. He has worked in investment management since 1982 and has managed investment portfolios since 1998. Daniel E. Allen, CFA, Director of Global Equities and Principal, joined Los Angeles Capital in 2009. He is responsible for developing global equity applications for clients and is a senior member of the Portfolio Management team and a member of the firm's Investment Committee. Previously, he was with Wilshire Associates Incorporated and Wilshire Consulting Division from 1983 to 1989 and again from 1993 to 2009. He has worked in investment management since 1983 and has worked with equity management, private markets asset management and in consulting.

The principal executive officers and board members of Los Angeles Capital, as of the date of this document, are set forth below:

Name and Address	Position with Los Angeles Capital*
Thomas D. Stevens 11150 Santa Monica Blvd., Suite 200 Los Angeles, CA 90025	Chairman and President
Hal W. Reynolds 11150 Santa Monica Blvd., Suite 200 Los Angeles, CA 90025	Chief Investment Officer
David R. Borger 11150 Santa Monica Blvd., Suite 200 Los Angeles, CA 90025	Director of Research
Stuart K. Matsuda 11150 Santa Monica Blvd., Suite 200 Los Angeles, CA 90025	Director of Trading

*  None of the principal executive officers or board members of Los Angeles Capital listed above has other principal employment other than his or her respective position(s) with Los Angeles Capital.

Los Angeles Capital does not advise or sub-advise any other U.S. registered investment companies with an investment objective similar to that of Los Angeles Capital's Allocated Portion of each Fund.

During the last fiscal year, the Funds did not pay commissions to any affiliated broker of Los Angeles Capital and did not pay or accrue any fees to Los Angeles Capital or its affiliates for services provided to the Funds.

Reports to shareholders

The Trust will furnish, without charge, a copy of the most recent Annual Report and the most recent Semiannual Report succeeding the Annual Report, if any, to shareholders of the Trust upon request. Requests for reports should be made by calling the Trust's transfer agent, BNY Mellon Investment Servicing (US) Inc., 400 Bellevue Parkway, Wilmington, Delaware 19809, toll-free at 1-800-647 1568.

*****

If you have any questions, please contact your investment professional.

December 2, 2013
1285 Avenue of the Americas
New York, New York 10019-6028

©UBS 2013. All rights reserved.
UBS Global Asset Management (Americas) Inc.
is a subsidiary of UBS AG.

www.ubs.com/globalam-us

PACE Select

Information Statement—Notice

PACE® Select Advisors Trust

PACE® Large Co Value Equity Investments

PACE® International Equity Investments

1285 Avenue of the Americas
New York, New York 10019-6028

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

December 2, 2013

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet relating to PACE Large Co Value Equity Investments and PACE International Equity Investments (each a "Fund" and, together, the "Funds"), portfolios of PACE Select Advisors Trust (the "Trust"). We encourage you to access and review all of the important information contained in the Information Statement.

UBS Global Asset Management (Americas) Inc. ("UBS Global AM"), the manager of the Funds, selects investment advisors for the Funds subject to approval of the board of trustees (the "Board" or "Trustees") of the Trust. A significant service you receive with the Funds is the on-going review and due diligence by UBS Global AM of the Funds' investment advisors. We are pleased to inform you that, at the recommendation of UBS Global AM, the Board has appointed Los Angeles Capital Management and Equity Research, Inc. ("Los Angeles Capital") to serve as a new, additional investment advisor to the Funds. Los Angeles Capital assumed investment advisory responsibility with respect to a portion of PACE Large Co Value Equity Investments' portfolio on September 11, 2013 and with respect to a portion of PACE International Equity Investments' portfolio on September 13, 2013. In addition, at the recommendation of UBS Global AM, the Board has terminated J.P. Morgan Investment Management Inc. ("J.P. Morgan") as investment advisor to PACE International Equity Investments, with respect to its Research Enhanced Index strategy mandate (J.P. Morgan still manages a separate sleeve of the Fund, under a separate sub-advisory agreement), effective as of the close of business on September 13, 2013.

Institutional Capital LLC, Pzena Investment Management, LLC and Robeco Investment Management, Inc. continue to serve as investment advisors to PACE Large Co Value Equity Investments, and J.P. Morgan (with respect to its Europe, Australasia and Far East Opportunities strategy), Chautauqua Capital Management, LLC and Mondrian Investment Partners Limited continue to serve as investment advisors to PACE International Equity Investments. Each investment advisor is responsible for managing a separate portion of the relevant Fund's assets, as allocated by UBS Global AM and overseen by the Board, with each employing different investment strategies, as discussed in each Fund's prospectus. The relative value of each investment advisor's share of the relevant Fund's assets may change over time.

Additional information about UBS Global AM, Los Angeles Capital, the Sub-Advisory Agreements between UBS Global AM and Los Angeles Capital with respect to the Funds, and the Board's approval of the Sub-Advisory Agreements is contained in the Information Statement.

Please note that, in reliance on exemptive relief obtained by UBS Global AM and the Trust from the Securities and Exchange Commission, the hiring of Los Angeles Capital on behalf of the Funds does not require a shareholder vote. Therefore, we are not asking you for a proxy, and you are requested not to send us a proxy.

This Notice of Internet Availability of the Information Statement is being mailed on or about December 5, 2013 to the Funds' shareholders of record as of November 26, 2013. The full Information Statement will be available for printing on the Funds' website at www.ubs.com/us/en/asset_management/individual_investors/ii_pace.html until March 7, 2013. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Funds at (888) 793-8637 (select option number 1). If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one.

©UBS 2013. All rights reserved.
UBS Global Asset Management (Americas) Inc.
is a subsidiary of UBS AG.

www.ubs.com/globalam-us